UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 15, 2008

Date of Report (Date of earliest event reported)
HLTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)
(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          With respect to the fiscal year ended December 31, 2007, the Compensation Committee of the Board of Directors of HLTH Corporation has approved the following bonuses to be paid by HLTH to persons who were “Named Executive Officers” for purposes of HLTH’s Proxy Statement for its 2007 Annual Meeting:

Named
Executive Officer	Title	Bonus

Kevin C. Cameron	Chief Executive Officer of HLTH (currently on medical leave)	$520,000

Mark D. Funston	Chief Financial Officer of HLTH	$100,000

Charles A. Mele	Executive Vice President, General Counsel & Secretary of HLTH	$233,000

Martin J. Wygod	Chairman of the Board and Acting Chief Executive Officer of HLTH	$520,000
The above amounts were determined by the Compensation Committee of the HLTH Board, in its discretion.
          With respect to the fiscal year ended December 31, 2007, the Compensation Committee of the Board of Directors of WebMD Health Corp. (which we refer to as WHC), has approved the following bonuses to be paid by WHC to persons who were “Named Executive Officers” for purposes of WHC’s Proxy Statement for its 2007 Annual Meeting:

Named
Executive Officer	Title	Bonus

Wayne T. Gattinella	Chief Executive Officer of WHC	$135,000

Nan-Kirsten Forte	Executive Vice President—Consumer Services of WHC	$40,000

Anthony Vuolo	Chief Operating Officer of WHC (and, for part of 2007, Executive Vice President and Chief Financial Officer of WHC)	$125,000

The above amounts were determined by the Compensation Committee of the WHC Board, in its discretion. In addition, the Compensation Committee of the WHC Board approved the contribution to a Supplemental Bonus Program and Trust (the “Supplemental Bonus Trust”) of the following supplemental bonuses for the listed WHC Named Executive Officers: $135,000 for Mr. Gattinella, $40,000 for Ms. Forte, and $125,000 for Mr. Vuolo. The amounts of the supplemental bonus contributions were determined by the Compensation Committee of the WHC Board, in its discretion. The Supplemental Bonus Trust will distribute the supplemental bonus contributions, together with actual net interest earned on the respective amounts, to the listed WHC Named Executive Officers as promptly as practicable following March 1, 2009 (but in no event later than 2 1/2 months following such date); provided, however, that in order to receive such payment, the individual must continue to be employed by WHC on March 1, 2009 (unless their separation from employment occurs as a result of death or disability). Contributions to the Supplemental Bonus Trust are also being made by WHC for the benefit of certain other WHC officers and employees, subject to similar terms and conditions as apply to the listed WHC Named Executive Officers.
          HLTH owns approximately 84% of the outstanding common stock of WHC. Messrs. Gattinella and Wygod were each a “Named Executive Officer” for purposes of both HLTH’s and WHC’s Proxy Statements for their 2007 Annual Meetings. Mr. Funston has served as Chief Financial Officer of HLTH since November 2006 and as Chief Financial Officer of WHC since August 2007. Messrs. Wygod and Funston are not receiving 2007 bonuses from WHC and no contributions are being made for their benefit to the Supplemental Bonus Trust.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: March 20, 2008	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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